Exhibit 1

Joint Filing Agreement

In accordance with Rule 13(d)-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on Schedule 13D and to all amendments to such statement.

This statement on Schedule 13D is filed by TDR Capital LLP, TDR Capital II Investments L.P., Arrow Holdings S.à r.l., Modulaire Holding S.à r.l. (fka Algeco Holding S.à r.l.), MFA Limited Partnership SLP (fka Algeco Limited Partnership SLP), MFA Global S.à r.l. (fka Algeco Global S.à r.l.), Sapphire Holding S.à r.l., Manjit Dale, Gary Lindsay and Thomas Mitchell.

Dated: March 24, 2024

TDR CAPITAL LLP

By:	/s/ Blair Thompson
Name: Blair Thompson
Title: Manager

TDR CAPITAL II INVESTMENTS L.P.

By:	TDR Capital LLP

By:	/s/ Blair Thompson
Name: Blair Thompson
Title: Partner

ARROW HOLDINGS S.À R.L.

By:	/s/ Evelina Jakstas
Name: Evelina Jakstas
Title: Manager

MODULAIRE HOLDING S.À R.L. (fka ALGECO HOLDING S.À R.L.)

By:	/s/ Evelina Jakstas
Name: Evelina Jakstas
Title: Manager

MFA LIMITED PARTNERSHIP SLP (fka ALGECO LIMITED PARTNERSHIP SLP)

By:	MFA G.P. S.a r.l.

By:	/s/ Evelina Jakstas
Name: Evelina Jakstas
Title: Gerant

MFA GLOBAL S.À R.L. (fka ALGECO GLOBAL S.À R.L.)

By:	/s/ Evelina Jakstas
Name: Evelina Jakstas
Title: Manager

19

SAPPHIRE HOLDING S.À R.L.

By:	/s/ Evelina Jakstas
Name: Evelina Jakstas
Title: Manager

MANJIT DALE

By:	/s/ Manjit Dale
Manjit Dale

GARY LINDSAY

By:	/s/ Gary Lindsay
Gary Lindsay

THOMAS MITCHELL

By:	/s/ Thomas Mitchell
Thomas Mitchell

20